UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2017

CATALYST BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51173	56-2020050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Littlefield Ave. South San Francisco, California (Address of principal executive offices)	94080 (Zip Code)

(650) 266-8674

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officer Employment Agreements

On September 19, 2017, Catalyst Biosciences, Inc. (the “Company”) entered into amended and restated employment agreements with certain of the Company’s officers, including Dr. Nassim Usman, Ph.D., the Company’s President and Chief Executive Officer and Mr. Fletcher Payne, the Company’s Chief Financial Officer (collectively, the “Employment Agreements”).

The Employment Agreements were amended and restated in order to, among other things, harmonize the provisions relating to (i) severance without cause or as a result of constructive termination; (ii) severance without cause or as a result of constructive termination after a change of control; (iii) the definition of “constructive termination”; and (iv) the exercise period for vested options in the event of death or disability (collectively, the “Provisions”).

Other than as described herein, the material terms of the Employment Agreements, as previously disclosed by the Company, have not been revised. Copies of the Employment Agreements are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety to reference to Exhibits 10.1 and 10.2.

Amended and Restated Employment Agreement with Dr. Usman

In accordance with Dr. Usman’s amended and restated employment agreement (the “Usman Employment Agreement”), Dr. Usman is entitled to receive an annual base salary of $466,796, subject to review in 2018. Dr. Usman will also have the opportunity to earn an annual performance-based bonus of up to fifty percent (50%) of his annual salary. Further, Dr. Usman is eligible to receive stock option or other equity compensation as determined from time to time by the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of the Company.

The Usman Employment Agreement provides that either party may terminate the agreement for any reason or no reason. In addition, the agreement provided that if the Company terminates Dr. Usman’s employment without “cause” (as defined in the Usman Employment Agreement) or “constructively terminates” (as defined in the Usman Employment Agreement) his employment before a “change of control” (as defined in the Company’s 2015 Stock Incentive Plan (the “Plan”)), Dr. Usman would be eligible to receive the following:

•	severance payments, equal to the rate of base salary he was receiving at the time of such termination for a period of twelve (12) months; and

•	accelerated vesting of the number of shares of common stock subject to options he holds that would otherwise have vested as of the date twelve (12) months after the effective date of his termination.

In addition, the Usman Employment Agreement provides that if Dr. Usman’s employment is terminated without “cause” or as a result of “constructive termination,” in each case after a “change of control,” he shall be entitled to receive (i) continued payment of his base salary for twelve (12) months and (ii) accelerated vesting as of the time of such termination with respect to all remaining unvested options. Under the terms of the Usman Employment Agreement, the definition of “constructive termination” has been amended to include any relocations of the principal place for performance of Dr. Usman’s duties to a location that is more than thirty (30) miles from his then current principal business location.

The Usman Employment Agreement further provides that in the event that Dr. Usman’s employment with the Company is terminated due to his death or “disability” (as defined in the Plan), the vested portion of any option grant may be exercised within the one-year period following such termination.

A copy of the Usman Employment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Amended and Restated Employment Agreement with Mr. Payne

In accordance with Mr. Payne’s amended and restated employment agreement (the “Payne Employment Agreement”), Mr. Payne is entitled to receive an annual base salary of $335,244, subject to review in 2018. Mr. Payne will also have the opportunity to earn an annual performance-based bonus of up to thirty-five percent (35%) of his annual salary. Further, Mr. Payne is eligible to receive stock option or other equity compensation as determined from time to time by the Compensation Committee of the Board.

The Payne Employment Agreement provides that either party may terminate the agreement for any reason or no reason. In addition, the agreement provides that if the Company terminates Mr. Payne’s employment without “cause” (as defined in the Payne Employment Agreement ) or “constructively terminates” (as defined in the Payne Employment Agreement ) his employment before a “change of control” (as defined in the Plan), Mr. Payne will be eligible to receive the following:

•	severance payments, equal to the rate of base salary he is receiving at the time of such termination for a period of six months; and

•	accelerated vesting of the number of shares of common stock subject to options he holds that would otherwise have vested as of the date six months after the effective date of his termination.

In addition, the Payne Employment Agreement provides that if Mr. Payne’s employment is terminated without “cause” or as a result of “constructive termination,” in each case after a “change of control,” he shall be entitled to receive (i) continued payment of his base salary for nine months and (ii) accelerated vesting as of the time of such termination with respect to all remaining unvested options. Under the terms of the Payne Employment Agreement, the definition of “constructive termination” has been amended to include any relocations of the principal place for performance of Mr. Payne’s duties to a location that is more than thirty (30) miles from his then current principal business location.

The Payne Employment Agreement further provides that in the event that Mr. Payne’s employment with the Company is terminated due to his death or “disability” (as defined in the Plan), the vested portion of any option grant may be exercised within the one-year period following such termination.

A copy of the Payne Employment Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01 Other Events.

On September 5, 2017, the Company’s Board of Directors unanimously amended the Company’s non-employee director compensation policy. The amendment allows each non-employee director to irrevocably elect on an annual basis to receive his or her compensation for service on the Board in the form of cash or fully vested common stock of the Company issued under the Company’s 2015 Stock Incentive Plan. Any stock issued pursuant to such election will be issued on the last business day of the applicable quarter, with the number of shares calculated by dividing the amount of cash compensation the electing director would have been entitled to receive by the closing price of the Company’s common stock on such date.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1*	Amended and Restated Employment Agreement, dated as of September 19, 2017, by and between Catalyst Biosciences, Inc. and Dr. Nassim Usman, Ph.D.

10.2*	Amended and Restated Employment Agreement, dated as of September 19, 2017, by and between Catalyst Biosciences, Inc. and Fletcher Payne.

*	Denotes management contract, compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYST BIOSCIENCES, INC.

Date: September 22, 2017	/s/ Nassim Usman, Ph.D.
Nassim Usman, Ph.D.
President and Chief Executive Officer